Exhibit 10.9

Deed of access, insurance and indemnity

Sundance Energy Australia Limited (Company)

(Director)

Indemnity Nelson

Deed of access, insurance and indemnity

Details		4

Agreed terms		5

1.	Defined terms & interpretation	5

1.1	Defined terms	5
1.2	Interpretation	6
1.3	Headings	7

2.	Indemnity	7

2.1	Indemnities	7
2.2	Limitation on indemnity	7

3.	Claim by Director	8

3.1	Notification by Director	8
3.2	Defence of legal action	8
3.3	Obligations of Director	8
3.4	Reimbursement	8
3.5	Settlement of a Claim	8
3.6	Failure to comply	9
3.7	Legal representation	9
3.8	Effect of clauses 3.2 and 3.3	9

4.	Advances and payments	10

4.1	Indemnity before expense incurred	10
4.2	Payment when Director becomes liable	10
4.3	Advances to Director	10
4.4	Repayment by Director	10
4.5	Reimbursement of Director	10
4.6	Interest	11

5.	Insurance	11

5.1	Obligation to insure	11
5.2	Terms and conditions of D&O Policy	11
5.3	Notice to Director	11
5.4	Extension of insurance	12
5.5	Copies of insurance policies	12
5.6	Certificate of Currency	12

6.	Access to Board Documents	12

6.1	Right to inspect Board Documents	12
6.2	Request for access to Board Documents	13
6.3	Access to Director	13
6.4	Obligations of Company	13
6.5	Right to copy Board Documents	13
6.6	Return of documents	13
6.7	Privileged Documents	13
6.8	Waiver of privilege	14
6.9	Limitation on access to Privileged Documents	14
6.10	Director’s obligations	14

Minter Ellison | Ref: AMH 55770/1	Deed of access, insurance and indemnity

6.11	Access permitted under Corporations Act	14

7.	Confidentiality	15

7.1	Obligation of confidentiality	15
7.2	Relief	15
7.3	Limitation	15
7.4	Survival of Confidentiality Obligations	15

8.	Taxation	15

8.1	Taxation	15
8.2	GST	16

9.	Notices and other communications	16

9.1	Service of notices	16
9.2	Effective on receipt	16

10.	Document priority	16

11.	Miscellaneous	16

11.1	Alterations	16
11.2	Approvals and consents	16
11.3	Assignment	17
11.4	Costs	17
11.5	Stamp duty	17
11.6	Survival	17
11.7	Counterparts	17
11.8	No merger	17
11.9	Entire agreement	17
11.10	Further action	17
11.11	Severability	17
11.12	Waiver	17
11.13	Relationship	17
11.14	Announcements	17
11.15	Governing law and jurisdiction	18

Signing page		19

Details

Date

Parties

Name	Sundance Energy Australia Limited
ACN	112 202 883
Short form name	Company
Notice details	32 Beulah Road Norwood SA 5067
	Facsimile: Attention:	(08) 8363 0388 Company Secretary

Name
Short form name	Director
Notice details

Background

A                                    The Company Constitution contains certain indemnities for Officers of the Company.

B                                    The Company has agreed to:

(i)                                   indemnify the Director to the extent permitted by law against certain liabilities and legal costs incurred by the Director as an Officer of the Company;

(ii)                                maintain, and pay the premium on, a D&O Policy in respect of the Director; and

(iii)                             provide the Director with access to the board papers and other documents provided or available to the Director as an officer of the Company,

both during the time that the Director holds office and for a fifteen year period after the Director ceases to be an officer of the Company, on the terms and conditions contained in this Deed.

Agreed terms

1.                                   Defined terms & interpretation

1.1                            Defined terms

In this Deed:

Authorised Person means any person authorised in writing by the Director and approved by the Company, such approval not to be unreasonably withheld.

Board means, as the context requires:

(a)                                    the board of directors of the Company or any of its Subsidiaries; or

(b)                                    any committee of the board of directors of the Company.

Board Documents means the Documents recording, providing or disseminating information for the Board.

Books has the meaning given in section 9 of the Corporations Act.

Business Day means:

(a)                               for receiving a notice under clause 9, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the notice is sent; and

(b)                               for all other purposes, a day that is not a Saturday, Sunday, bank holiday or public holiday in Adelaide, South Australia.

Business Hours means the hours between 9.00am and 5.00pm on a Business Day.

Claim means any:

(a)                                legal proceeding (whether civil or criminal), administrative proceeding, arbitral proceeding, mediation or other form of alternative dispute resolution (whether or not held in conjunction with any legal, administrative or arbitral proceeding); or

(b)                                investigation or inquiry by any regulatory authority or external administrator relating to or connected with any actual or alleged act or omission of the Director as an Officer of the Company; or

(c)                                 any written or oral threat, complaint, demand or other circumstance that might reasonably cause the Director to believe that any proceedings, investigation or inquiry referred to in paragraph (a) above will be initiated.

Company Constitution means the constitution of the Company as defined in section 9 of the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

D&O Policy means a contract or contracts:

(a)                               insuring against liability incurred by a person in the person’s capacity as director or Officer of a body corporate; and

(b)                               allowing the body corporate to obtain reimbursement for any claims paid by it to a director or Officer of the body corporate under an indemnity.

Document has the meaning set out in Chapter 9 of the Corporations Act.

Indemnities means the indemnities granted to the Director by the Company under clause 2.

Information means all or any part of information contained in or related to a transaction of the Company, a Board Document or a discussion at a meeting of the Company.

Interest means interest charged by the Company in accordance with clause 4.6 on moneys advanced to the Director under clause 4.3.

Liabilities means all liabilities, losses, damages, outgoings, costs and expenses of whatever description.

Notified Claim has the meaning given in clause 3.1.

Officer has the meaning given in section 9 of the Corporations Act.

Permitted Purpose has the meaning given in clause 6.1.

Privileged Document means any document in respect of which any form of privilege applies:

(a)                                    solely in favour of the Company;

(b)                                    jointly in favour of the Company and the Director; or

(c)                                     jointly in favour of the Director and one or more other directors of the Company.

Related Body Corporate has the meaning given to it by section 9 of the Corporations Act.

Relevant Costs has the meaning given in clause 4.4.

Relevant Period means the period:

(a)                                    beginning on the date of this Deed; and

(b)                                    ending on the twelfth anniversary of the date on which both of the following conditions are first satisfied:

(i)                                           the Director has ceased to be an officer of the Company; and

(ii)                                        the Director has ceased to be an officer of all Related Bodies Corporate.

Requested Documents has the meaning given in clause 6.2(b).

Subsidiary has the meaning set out in Division 6, Part 1.2 of the Corporations Act.

1.2                            Interpretation

In this Deed, except where the context otherwise requires:

(a)                               the singular includes the plural and vice versa, and a gender includes other genders;

(b)                               another grammatical form of a defined word or expression has a corresponding meaning;

(c)                                a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this Deed, and a reference to this Deed includes any schedule or annexure;

(d)                               a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)                                a reference to A$, $A, dollar or $ is to Australian currency;

(f)                                 a reference to time is to Adelaide, South Australia time;

(g)                                a reference to a party is to a party to this Deed, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(h)                               a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(i)                                   a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(j)                                  a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act;

(k)                               the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(l)                                   any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

(m)                           any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n)                               a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this Deed or any part of it; and

(o)                               if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

1.3                            Headings

Headings are for ease of reference only and do not affect interpretation.

2.                                   Indemnity

2.1                            Indemnities

To the extent permitted by law and subject to clause 2.2, the Company indemnifies the Director against:

(a)                               any and all Liabilities (other than for legal costs of a kind referred to in clause 2.1(b)); and

(b)                               any reasonable legal costs and expenses incurred by the Director in defending an action for a Liability,

incurred by the Director as an Officer or former Officer of the Company.

2.2                            Limitation on indemnity

The Indemnities:

(a)                               have effect from the date that the Director became a director of the Company;

(b)                               continue to have full force and effect even if the Director ceases to be an Officer of the Company before a claim is made by the Director under this Deed; and

(c)                                apply to any Liability or legal costs incurred by the Director as an Officer of the Company only if and to the extent that the Director is not indemnified against that Liability or those legal costs:

(i)                                  by the Company; or

(ii)                               under an insurance policy, other than the D&O Policy maintained in accordance with clause 5.1.

3.                                   Claim by Director

3.1                            Notification by Director

The Director must, as soon as reasonably practicable, advise the Company in writing on the Director becoming aware of any Claim that may give rise to a right under this Deed (‘Notified Claim’).

3.2                            Defence of legal action

Subject to clauses 3.7 and 3.8, where there is a Notified Claim, the Company may:

(a)                               assume conduct of the defence of the Notified Claim;

(b)                               institute a cross claim or counter claim to the Notified Claim;

(c)                                subject to clause 3.5, settle the Notified Claim;

(d)                               agree to any form of alternative dispute resolution in relation to the Notified Claim; and

(e)                                retain lawyers to act on behalf of both the Director and the Company in relation to the Notified Claim.

3.3                            Obligations of Director

Subject to clauses 3.7 and 3.8, where there is a Notified Claim, the Director must:

(a)                               allow the Company, in the Company’s discretion, to take control of the conduct of the Notified Claim;

(b)                               allow the Company, in the Company’s discretion, to retain lawyers on behalf of both the Director and the Company;

(c)                                take such action or provide such information as the Company may reasonably require;

(d)                               assist the Company to the best of the Director’s abilities in any action the Company takes to avoid, dispute, defend or appeal any legal action connected with a Notified Claim;

(e)                                not admit any liability for or settle any action connected to a Notified Claim without the prior consent of the Company (such consent not to be unreasonably withheld); and

(f)                                 keep the Company fully informed in relation to the conduct of any Notified Claim.

3.4                            Reimbursement

(a)                               Except to the extent prohibited by law from so doing, the Company must reimburse the Director for actual costs and expenses reasonably incurred by the Director in taking action or providing assistance or information at the request, or under the direction, of the Company under clause 3.3.

(b)                               Despite any other provision of this Deed, the Company is under no obligation to reimburse the Director for any costs and expenses incurred by the Director in relation to a Claim that is not a Notified Claim.

3.5                            Settlement of a Claim

(a)                               Before the Company or its insurers settle or compromise a Notified Claim, the Company must (or must ensure that its insurers):

(i)                                  give the Director notice of its intention to do so;

(ii)                               provide to the Director the proposed terms of settlement or compromise; and

(iii)                            allow the Director a reasonable period (to be specified in the notice) in which the Director may object to the proposed terms of settlement or compromise and declare the Director’s intention to assume conduct of the Claim.

(b)                               If, within the period allowed under clause 3.5(a)(iii) in respect of a Notified Claim, the Director gives notice that the Director intends to assume conduct of a Notified Claim, the:

(i)                                  Company must (or must ensure that its insurers) relinquish to the Director the control of the conduct of the Notified Claim (to the extent that it relates to the Director);and

(ii)                               liability of the Company under this Deed in respect of that Notified Claim will not exceed the amount for which the Notified Claim could have been compromised or settled at the time notice was given to the Director under clause 3.5(a) in respect of that Notified Claim together with costs and expenses reasonably incurred by the Director up to that time.

3.6                            Failure to comply

Despite the Indemnities, if the Director fails to perform an obligation required under clause 3.3 to the material prejudice of the Company in respect of a Notified Claim, the Company will be under no obligation to indemnify the Director in respect of the Notified Claim.

3.7                            Legal representation

Nothing in this clause 3 prevents the Director from obtaining independent legal advice or engaging separate legal or other representation in connection with the conduct of a Notified Claim but any costs or expenses incurred by the Director in so doing will be paid or reimbursed by the Company only to the extent that those expenses are otherwise payable by the Company under this Deed and were:

(a)                               incurred prior to the Company (or its insurers) assuming conduct of the Notified Claim;

(b)                               incurred with the prior written authority of the Company (which must not be unreasonably withheld); or

(c)                                reasonable and incurred in circumstances where there is a reasonable likelihood that the interests of the Director and the Company would conflict were the same lawyers to act on behalf of both the Company and the Director.

3.8                            Effect of clauses 3.2 and 3.3

(a)                               Nothing in clauses 3.2 or 3.3 permits the Company, or requires the Director, to take any action or do anything (including giving any consent) in respect of a Notified Claim that would be likely to cause significant harm to the reputation of the Director, except where the Company determines in good faith and on reasonable grounds that the interests of the Company or the conduct of that Claim would be materially prejudiced unless the Company or the Director (as the case may be) takes that action or does that thing.

(b)                               Clauses 3.2 or 3.3 do not apply where:

(i)                                  the Notified Claim arises from a Claim by the Company against the Director; or

(ii)                               where each of the Director and the Company are defendants or respondents to a Claim and in the reasonable opinion of the Director’s lawyers there is an actual or potential conflict of interest between the Director and the Company in respect of the conduct of the Notified Claim.

4.                                   Advances and payments

4.1                            Indemnity before expense incurred

Despite any other provision of this Deed, it is not necessary for the Director to make any payment before enforcing the Director’s rights under the Indemnities.

4.2                            Payment when Director becomes liable

If the Director becomes liable to pay any amount for which the Director is or is entitled to be indemnified under this Deed, the Company must pay that amount to the person to whom the amount is due within 10 Business Days after the date on which the Director provides evidence satisfactory to the Company that the Director is liable to pay that amount and is entitled to be indemnified under this Deed.

4.3                            Advances to Director

Subject to clause 4.4, the Company must, within 10 Business Days after receiving a request from the Director to do so, and on such terms (including Interest) as the Company thinks reasonable in the circumstances, advance moneys to the Director to enable the Director to pay, or to reimburse the Director for, any legal costs reasonably incurred by the Director (before the outcome of the action is known) in defending an action for a Liability incurred or allegedly incurred by the Director as an officer of the Company (including any such legal costs incurred after the Director ceases to be an officer of the Company).

4.4                            Repayment by Director

If the Company advances moneys to the Director under clause 4.3 or otherwise pays or reimburses the Director (or any other person) in accordance with this Deed in respect of a Liability, costs or expenses (‘Relevant Costs’) incurred by the Director in relation to a Claim, then if, upon the final determination of the Claim (whether as a result of the settlement, withdrawal or final adjudication of the Claim or otherwise), the Relevant Costs become costs in respect of which the Director is not entitled to be indemnified under the Indemnities, the Director must, within 10 Business Days after the outcome of the Claim is finally determined:

(a)                               repay to the Company the amount advanced or paid by the Company in respect of the Relevant Costs;

(b)                               repay to the Company any payments received by the Director under the D&O Policy maintained under clause 5.1 or any other insurance policy;

(c)                                where the Relevant Costs were advanced to the Director under clause 4.3, pay to the Company the Interest (if any) accrued on any advance in accordance with the terms of the advance determined by the Company under clause 4.3; and

(d)                               the Company will be under no obligation to pay or reimburse the Director for any further liability or legal costs incurred by the Director in respect of, or arising out of, that Claim.

4.5                           Reimbursement of Director

If the Company advances moneys to the Director under clause 4.3 or otherwise pays or reimburses the Director (or any other person) in accordance with this Deed in respect of Relevant Costs incurred by the Director in relation to a Claim, then if, upon the final determination of the Claim (whether as a result of the settlement, withdrawal or final adjudication of the Claim or otherwise):

(a)                               the Relevant Costs become costs in respect of which the Director is entitled to be indemnified under the Indemnities, the Director will not be required to pay to the Company the Relevant Costs;

(b)                               no Interest will have been accrued in respect of the Relevant Costs; and

(c)                                if the Director also receives payment in respect of some or all of those Relevant Costs under any of the following:

(i)                                  the D&O Policy maintained under clause 5.1 or any other insurance policy; or

(ii)                               an indemnity given by the Company,

then the Director must, within 10 Business Days after receiving payment under the relevant insurance policy or indemnity, pay to the Company an amount equal to the amount recovered by the Director under the insurance policy or indemnity in respect of the Relevant Costs. .

4.6                            Interest

(a)                               The Company may charge Interest on any money advanced to the Director under clause 4.3, only in the event that any amount advanced in respect of any Liability or legal costs becomes an amount in respect of which the Director is not entitled to be indemnified under the Indemnities.

(b)                               Any Interest charged by the Company, shall:

(i)                                  be calculated daily from the date the money was advanced until the date of repayment; and

(ii)                               be equal to the rate (on the day payment is due), quoted by the Commonwealth Bank of Australia on unsecured overdraft accommodation over $100,000.

5.                                   Insurance

5.1                            Obligation to insure

To the extent permitted by law, the Company must at all times during the Relevant Period, maintain and pay the premium on a D&O Policy that complies with clause 5.2.

5.2                            Terms and conditions of D&O Policy

The D&O Policy must:

(a)                               cover (but only to the extent required by clause 5.2(b)) Liabilities incurred by the Director (or the Company under the Indemnities) in respect of, or arising out of, actual or alleged acts or omissions of the Director that occurred while the Director was an Officer of the Company;

(b)                               be for an amount and on terms and conditions (including premium, insuring clauses, exclusions and excess amounts) as are appropriate and available in the market for a reasonably prudent company in the Company’s circumstances acting fairly; and

(c)                                without limiting clause 5.1(b) and at any given time from time to time, be on terms and conditions that, taken as a whole, are not materially less favourable to the Director than:

(i)                                  the Company had in place for the Director immediately prior to the Director ceasing to be a Director of the Company; or

(ii)                               the Company has in place in respect of any other director or former director of the Company.

5.3                            Notice to Director

The Company must notify the Director immediately on the Company becoming aware that:

(a)                               the D&O Policy required to be maintained under clause 5.1 has been cancelled or not renewed; or

(b)                               there is a material diminution in the terms of the D&O Policy maintained under clause 5.1 for the Director.

5.4                            Extension of insurance

Prior to the expiry of the Relevant Period, the Director may, by written notice to the Company, request that the Company continues to maintain and pay the premium on the D&O Policy required under clause 5.1 for a longer period provided that the Director agrees to:

(a)                               reimburse the Company for such premiums as are payable in respect of the period after the expiry of the Relevant Period; and

(b)                               indemnify the Company against any reasonable costs associated with maintaining the D&O Policy for that Director in respect of the period after the expiry of the Relevant Period.

5.5                            Copies of insurance policies

At the request of the Director, the Company must provide the Director with a copy of:

(a)                               the policy of insurance; and

(b)                               the certificate of insurance,

in respect of the D&O Policy maintained in accordance with clause 5.1 at the time of the request, except where such disclosure would involve a breach of the terms and conditions of the policy.

5.6                            Certificate of Currency

The Company must produce to the Director, a copy of the certificate of currency with respect to the D&O Policy described in clause 5.1:

(a)                               each time that D&O Policy is renewed; and

(b)                               within 21 days of receipt of a written request from the Director for a copy of that certificate.

6.                                   Access to Board Documents

6.1                            Right to inspect Board Documents

The Company must permit the Director to inspect and copy, during Business Hours, those Board Documents of the Company as are then in the possession or control of the Company for any of the following purposes (‘Permitted Purpose’):

(a)                               to discharge the Director’s duties as an Officer of the Company; or

(b)                               in connection with a Notified Claim commenced or arising during the Relevant Period:

(i)                                  to which the Director is subject or is a party;

(ii)                               that the Director is directly involved in;

(iii)                            that the Director proposes in good faith to bring; or

(iv)                           that the Director believes on reasonable grounds will be brought against the Director; or

(c)                                any other purpose in respect of which the Company gives its written consent.

6.2                            Request for access to Board Documents

A request for access to Board Documents of the Company must:

(a)                               be in writing addressed and given to the Company;

(b)                               include particulars of the Board Documents required by the Director (‘Requested Documents’); and

(c)                                state the purpose for which the Requested Documents are required, which must be for a Permitted Purpose.

6.3                            Access to Director

On receiving a request for access under clause 6.2, the Company must give the Director (or any Authorised Person) access to the Requested Documents so that they are available for inspection and copying as soon as reasonably practicable after receipt of the request but no later than 10 Business Days after receipt of the request.

6.4                            Obligations of Company

The Company must use its reasonable efforts to keep:

(a)                               all Board Documents of the Company safe and secure from damage; and

(b)                               at least one copy of the Board Documents of the Company,

for the Relevant Period and for a longer period if any of the Board Documents are relevant to any Claim notified to the Company by the Director that has not been concluded during the Relevant Period.

6.5                            Right to copy Board Documents

Where the Director obtains access to Board Documents under this clause 6, the Director will be entitled to make copies (at the Director’s cost) of those Board Documents (but only for a Permitted Purpose).

6.6                            Return of documents

The Director:

(a)                               subject to clause 6.6(b), on ceasing to be a director of the Company, must deliver to the company secretary of the Company any Board Documents of the Company that the Director holds;

(b)                               may retain any specific Board Document necessary for use in connection with any Notified Claim referred to in clause 6.1(b); and

(c)                                must return any Board Document and copies retained under clause 6.6(b) or obtained under clause 6.1 to the company secretary for destruction as soon as possible after they are no longer required for use in connection with any Notified Claim referred to in clause 6.1(b).

6.7                           Privileged Documents

If a Director requests access to any Board Documents which is or refers to a Privileged Document, the Company must notify the Director:

(a)                               that privilege exists; and

(b)                               of the general nature of acts and omissions that could cause that privilege to be waived or lost.

6.8                            Waiver of privilege

(a)                               Subject to clause 6.8(b), if a Director requests access to a Board Document that is or refers to a Privileged Document, the Company must waive its claim to such privilege but only if the loss of the right to claim privilege in respect of that Privileged Document would not, in the reasonable opinion of the Company, result in material prejudice to the Company.

(b)                               Where clause 6.8(a) requires a waiver to be given or procured by the Company, that waiver is required to be given or procured only to the extent necessary to enable the Director to:

(i)                                  have access to the Privileged Document;

(ii)                               disclose the Information in the Privileged Document in circumstances permitted under clause 7.2; and

(iii)                            use the Privileged Document for the Permitted Purpose specified in the notice given by the Director under clause 6.2(c).

6.9                            Limitation on access to Privileged Documents

Despite any other provision of this clause 6 other than clause 6.11, if the giving of access to a Board Document under this clause 6 to a Director:

(a)                               would, in the reasonable opinion of the Company, jeopardise the ability of the Company to claim legal privilege in respect of a Privileged Document; and

(b)                               the loss by the Company of the ability to claim such privilege would, in the reasonable opinion of the Company, result in material prejudice to the Company,

then the Company may:

(c)                                impose such conditions on the Director’s access to that Board Document as it determines, in good faith, are appropriate to ensure that the ability of the Company to claim privilege in respect of that Board Document is not jeopardised by such access; or

(d)                               if the Company determines in good faith and acting reasonably that it is not possible to ensure, by the imposition of conditions, that the ability of the Company to claim privilege in respect of that Board Document would not be jeopardised by such access, refuse to permit the Director to have access to that Board Document.

6.10                     Director’s obligations

(a)                               Without limiting the Director’s right to obtain access to Privileged Documents under clause 6 or to disclose Information under clause 7, the Director must not waive any privilege of the Company nor do or omit to do anything that will cause that privilege to be waived or lost, without the prior consent of the Company.

(b)                               Where the Director obtains access to Board Documents subject to conditions imposed by the Company under clause 6.9, the Director must comply with those conditions.

6.11                     Access permitted under Corporations Act

Despite any other provision of this Deed, if and to the extent that the Corporations Act gives the Director the right to inspect a Board Document that is, or refers to, a Privileged Document, the Company must allow the Director to inspect that Board Document in accordance with the Corporations Act.

7.                                   Confidentiality

7.1                            Obligation of confidentiality

Without limiting the Director’s duties to the Company, the Director must keep all Information confidential.

7.2                            Relief

The obligation of confidentiality set out in clause 7.1 will cease to apply to:

(a)                               Information which is or comes into the public domain (otherwise than as a result of a breach of this Deed);

(b)                               Information in respect of which disclosure is required by law;

(c)                                disclosure of Information where disclosure is reasonably necessary for the purposes of bone fide court proceedings that arise out of the Director’s involvement with the Company if one of the following conditions has been met:

(i)                                  the Company has waived any claim to privilege in respect of all or some of that Information;

(ii)                               disclosure will not cause the Company’s right to claim privilege in regard to any other Information to be waived;

(iii)                            the Company is not entitled to claim privilege in respect of some or all of that Information; or

(iv)                           the proposed disclosure (whether subject to conditions or not) would not jeopardise the Company’s right to claim privilege;

(d)                               disclosure in confidence to legal, financial or accounting advisers to the Director for the purposes of obtaining advice; or

(e)                                disclosure for the purposes of the discharge of the duties of the Director as an Officer of the Company.

7.3                            Limitation

If the Director is permitted to disclose Information under clause 7.2, the Director must:

(a)                               disclose only the minimum Information reasonably necessary in the circumstances;

(b)                               disclose the Information only to persons who have a need to know and only to the extent that they have a need to know; and

(c)                                comply with any conditions imposed by the Company under clause 6.9(c).

7.4                            Survival of Confidentiality Obligations

The obligation of confidentiality set out in this clause 7 will continue to apply after the termination of this Deed.

8.                                   Taxation

8.1                            Taxation

If for any reason any governmental authority imposes any tax on any sum paid to the Director under the Indemnities, then the Company must pay to the Director such additional amount as is required to ensure that the total amount paid, less any tax imposed on such amount, is equal to the amount that would otherwise be payable under the Indemnities.

8.2                            GST

(a)                               In addition to any payment by the Company to the Director under the Indemnities, the Company must pay the Director an amount equal to any GST that is or becomes payable by the Director on the supply for which the indemnity payment is made, provided that no additional amount is payable on account of GST under this clause until the Director has issued a tax invoice to the Company for that supply.

(b)                               Any payment by the Company to the Director for a loss, cost or expense incurred by the Director must be reduced by the amount of any input tax credit to which the Director is entitled for that loss, cost or expense.

(c)                                Words or expressions used in the A New Tax System (Goods and Services Tax) Act 1999 have the same meaning in this clause 8.2.

9.                                   Notices and other communications

9.1                            Service of notices

A notice, demand, consent, approval or communication under this Deed (Notice) must be:

(a)                               in writing and in English directed to the recipient’s address for notices specified in the Details, as varied by any notice; and

(b)                               hand delivered or sent by prepaid post or facsimile to that address.

9.2                            Effective on receipt

A Notice given in accordance with clause 9.1 takes effect when received (or at a later time specified in it), and is taken to be received:

(a)                               if hand delivered, on delivery;

(b)                               if sent by prepaid post, two Business Days after the date of posting (or seven Business Days after the date of posting if posted to or from outside Australia);

(c)                                if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the entire Notice unless, within eight Business Hours after the transmission, the recipient informs the sender that it has not received the entire Notice, but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the Business Day after that delivery, receipt or transmission.

10.                            Document priority

If there is an inconsistency between this Deed and the Company Constitution, to the extent permitted by law, the provisions of this Deed will prevail.

11.                            Miscellaneous

11.1                     Alterations

This Deed may be altered only in writing signed by each party.

11.2                     Approvals and consents

Except where this Deed expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this Deed.

11.3                     Assignment

A party may only assign this Deed or a right under this Deed with the prior written consent of each other party.

11.4                     Costs

Each party must pay its own costs of negotiating, preparing and executing this Deed.

11.5                     Stamp duty

Any stamp duty, duties or other taxes of a similar nature (including fines, penalties and interest) in connection with this Deed or a transaction contemplated by this Deed, must be paid by the Company.

11.6                     Survival

Each indemnity in this Deed is independent and survives termination of this Deed.  Any other provision by its nature intended to survive termination of this Deed survives termination of this Deed.

11.7                     Counterparts

This Deed may be executed in counterparts.  All executed counterparts constitute one document.

11.8                     No merger

The rights and obligations of the parties under this Deed do not merge on completion of any transaction contemplated by this Deed.

11.9                     Entire agreement

This Deed constitutes the entire agreement between the parties in connection with its subject matter and supersedes all previous agreements or understandings between the parties in connection with its subject matter.

11.10              Further action

Each party must do, at its own expense, everything reasonably necessary (including executing documents) to give full effect to this Deed and the transactions contemplated by it.

11.11              Severability

A provision or part of a provision of this Deed that is illegal or unenforceable may be severed from this Deed and the remaining provisions or parts of the provision of this Deed continue in force.

11.12              Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy.  A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy.  A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

11.13              Relationship

Except where this Deed expressly states otherwise, it does not create a relationship of employment, trust, agency or partnership between the parties.

11.14              Announcements

A public announcement in connection with this Deed or a transaction contemplated by it must be agreed by the parties before it is made, except if required by law or a regulatory body (including a relevant stock exchange).

11.15              Governing law and jurisdiction

This Deed is governed by the law of South Australia and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of South Australia.

Signing page

EXECUTED as a Deed

Executed by Sundance Energy Australia
Limited ACN 112 202 883

	!	!
Signature of director		Signature of director/company secretary
(Please delete as applicable)

Name of director (print)		Name of director/company secretary (print)

Signed by in the presence of

	!	!
Signature of witness		H W Holcombe

Name of witness (print)